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                                                                   EXHIBIT 10.40

                         AMENDMENT OF LEASE AGREEMENT
                         ----------------------------

        THIS AMENDMENT OF LEASE AGREEMENT (the "Amendment") is made and entered as of November 14, 1996, by and between EQUITABLE-CROW TOWER 2001, LTD., a Texas limited partnership ("Landlord"), and JAYHAWK ACCEPTANCE CORPORATION, a Texas corporation ("Tenant"). All terms used herein and not otherwise defined shall have the meanings ascribed to them in the hereinafter defined Lease.

                             W I T N E S S E T H:

        WHEREAS, Tenant and Landlord entered into that certain Lease Agreement dated September 17, 1996 (the "Lease"), covering approximately 26,526 rentable square feet of office space in Suite 600 (the "Initial Space") located in an office building situated in Dallas, Dallas County, Texas, commonly known as 2001 Bryan Tower (the "Building"); and

        WHEREAS, Tenant has requested Landlord to amend the Lease, and Landlord has agreed to do so on the terms and conditions hereinafter set forth;

        NOW, THEREFORE, for and in consideration of the foregoing recitals, Ten and NO/100 Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

        1.  Expansion Space.  Effective as of the Expansion Space Commencement
            ---------------
Date (as hereinafter defined), Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord approximately 11,336 additional rentable square feet of office space (the "Expansion Space"), as generally depicted on Exhibit A to this Amendment. The sum of the Initial Space and the Expansion
---------
Space (collectively, the "Premises") shall total approximately 37,862 rentable square feet of office space in the Building. Accordingly, on the Expansion Space Commencement Date, Tenant's Proportionate Share shall be increased to 3.5778%, which percentage is expressed as a ration between the 37,862 rentable square feet contained in the Premises and the 1,064,210 rentable square feet contained in the Building.

        2.  Term.  Landlord and Tenant hereby acknowledge and agree that (a) the
            ----
term of the Lease as to the Expansion Space shall commence on December 1, 1996 (the "Expansion Space Commencement Date") and shall terminate at 5:00 p.m. Dallas, Texas time on June 30, 1997 (the "Expansion Term"), and (b) the lease of the Initial Space and the Expansion Space shall be coterminous.

        3.  Rent.  The Basic Rental and all additional sums to be paid by Tenant
            ----
to Landlord under the Lease shall continue to be

11/14/96

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paid on a timely basis, in the manner described in Section 4 of the Lease, and, as to the Initial Space, in the amounts provided in the Lease. The Basic Rental for the Expansion Space shall be (a) at an annual Basic Rental rate per rentable square foot of $10.50, and (b) payable in advance in monthly payments of $9,919.00. Tenant shall continue to pay Tenant's Proportionate Share of Electrical Costs as required under Section 4.c. of the Lease, and Tenant's Proportionate Share of any Excess in Basic Cost as provided in Exhibit C to the
                                                               ---------
Lease.

     4.  Premises Delivered "As-Is". Tenant hereby accepts the Expansion Space
         -------------------------
in its "AS-IS" condition, and Landlord shall have no obligation to perform any
        -----
work therein (including, without limitation, demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein), and shall not be obligated to reimburse Tenant or provide an allowance for any costs related to the he demolition or construction of improvements therein. Tenant shall, at its expense, obtain and deliver to Landlord a certificate of occupancy from the appropriate governmental authority for the Expansion Space.

     5.  Early Occupancy. Landlord hereby agrees that, notwithstanding the
         ---------------
December 1, 1996 Expansion Space Commencement Date, Tenant may occupy up to 5,668 rentable square feet of the Expansion Space during the period of time between November 15, 1996 and December 1, 1996 (any space so occupied being called the "Early Occupancy Space"), such early occupancy to be subject to all the terms and provisions of the Lease, except that Tenant shall pay Basic Rental and Tenant's Proportionate Share of Excess Costs with respect to the Early Occupancy Space (calculated by Landlord based on the actual rentable square footage occupied and the actual number of days in occupancy prior to December 1,
1996) in arrears on the Expansion Space Commencement Date.

     6.  Ratification.  Landlord and Tenant hereby ratify and affirm the Lease
         ------------
and agree that the Lease is and shall remain in full force and effect, except as expressly amended hereby.

     7.  Counterparts.  Facsimile signatures appearing hereon shall be deemed to
         ------------
be originals, and this Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                                      -2-
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        EXECUTED as of the date first above written.

LANDLORD:                               EQUITABLE-CROW TOWER 2001, LTD., a
                                        Texas limited partnership

                                        By:  EQ/GP Southwest, Ltd., a Texas
                                             limited partnership

                                             By: GP/EQ Southwest, Inc., a
                                                 Texas corporation, its
                                                 sole general partner

                                                 By: /s/ JON L. DOOLEY
                                                    --------------------------
                                                     Jon. L. Dooley,
                                                     Senior Vice President

TENANT:                                 JAYHAWK ACCEPTANCE CORPORATION,
                                        a Texas corporation

                                        By: /s/ CAMERON F. CHANDLER
                                           -----------------------------------
                                        Name: Cameron F. Chandler
                                             ---------------------------------
                                        Its: Director H.R.
                                            ----------------------------------

                                      -3-

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                                   EXHIBIT A


                           [FLOORPLAN APPEARS HERE]